Filed Pursuant to Rule 424(b)(3) and Rule 424(c)
Registration No. 333-162632

PROSPECTUS SUPPLEMENT NO. 9

62,561,755 SHARES OF COMMON STOCK

ADVAXIS, INC.

This prospectus supplement amends the prospectus dated March 5, 2010, to allow the selling stockholders named in the prospectus (the “Selling Stockholders”) to resell, from time to time, up to an aggregate of 62,561,755 shares of our common stock issuable upon the exercise of warrants held by the Selling Stockholders.  Such number of shares includes 7,360,236 shares of our common stock issuable as a result of anti-dilution provisions in the warrants held by certain of the Selling Stockholders pursuant to Rule 416 of the Securities Act.

We will not receive any proceeds from any such sale of these shares. To the extent any of the warrants are exercised for cash, if at all, we will receive the exercise price for those warrants. This prospectus supplement is being filed to include the information set forth in (i) our Current Report on Form 8-K filed on November 12, 2010 and (ii) our Current Report on Form 8-K filed on November 15, 2010, each of which are set forth below. This prospectus supplement should be read in conjunction with the prospectus dated March 5, 2010, the prospectus supplement No. 1 dated March 19, 2010, the prospectus supplement No. 2 dated April 2, 2010, the prospectus supplement No. 3 dated May 6, 2010, the prospectus supplement No. 4 dated May 14, 2010, the prospectus supplement No. 5 dated June 3, 2010, the prospectus supplement No. 6 dated August 19, 2010, the prospectus supplement No. 7 dated September 14, 2010 and the prospectus supplement No. 8 dated September 30, 2010, each of which are to be delivered with this prospectus supplement.

Our common stock is quoted on the Over-The-Counter Bulletin Board, or OTC Bulletin Board, under the symbol ADXS.OB.  On November 15, 2010, the last reported sale price per share for our common stock as reported by the OTC Bulletin Board was $0.13.

Investing in our common stock involves a high degree of risk.  We urge you to carefully consider the ‘‘Risk Factors’’ beginning on page 6 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 9 is November 16, 2010.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2010

ADVAXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

00028489	02-0563870
(Commission File Number)	(IRS Employer Identification Number)

Technology Centre of New Jersey
675 Rt. 1, Suite B113
North Brunswick, N.J. 08902
(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 545-1590

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In November 2010, Advaxis, Inc. (the “Company”) entered into Note Purchase Agreements (the “Note Purchase Agreements”) with certain accredited investors (collectively, the “Investors”), pursuant to which the Investors acquired convertible promissory notes of the Company in the aggregate principal face amount of $931,579, for an aggregate net purchase price of $835,000 (the “Offering”).  Notes in the aggregate principal face amount of (i) $431,579 were issued with an original issue discount of approximately 5% and mature in two months from the date of issue (the “Two Month Notes”) and (ii) $500,000 were issued with an original issue discount of approximately 15% and mature in nine months from the date of issue (the “Nine Month Notes”, together with the Two Month Notes, the “Notes”). Each of the Notes is convertible into shares of the Company’s common stock, $0.001 par value (the “Common Stock”) at $0.15 per share, all as more particularly described below and in the form of Note attached hereto as Exhibit 4.1.  In connection with the purchase of the Notes, the Company issued to the Investors warrants to purchase an aggregate of 3,087,500 shares of Common Stock (the “Warrants”), each at an exercise price of $0.17 per share, subject to adjustments upon the occurrence of certain events as more particularly described in the form of Warrant attached hereto as Exhibit 4.2. The Warrants are exercisable at any time on or before the fourth anniversary of the issue date of the Warrants.  The Warrants may only be exercised for cash.

Each of the Notes may be  retired sooner and may be prepaid at any time by the Company without penalty.  The Notes may be converted by the Investors in whole or in part.  To the extent an Investor does not elect to convert its Notes as described above, the principal amount of the Notes not so converted shall be payable in cash on the applicable maturity date.

The Notes and Warrants include a limitation on conversion or exercise, which provides that at no time will an Investor be entitled to convert any portion of the Notes or exercise any number of Warrants, that would result in the beneficial ownership by the Investor and its affiliates of more than 9.99% of the outstanding shares of Common Stock on such date.

The Company intends to use the proceeds from the Offering for among other things, (i) costs and expenses relating to the Company’s clinical trials, (ii) costs and expenses relating to the Offering, (iii) costs and expenses relating to obtaining one or more follow-on financings and (iv) general working capital purposes.  The financing is intended to provide the Company with temporary liquidity to conduct its business while it seeks to raise additional capital.

In connection with the Offering, the Company paid commissions equal to approximately $50,000 in cash and issued warrants to purchase 195,625 shares of its Common Stock on substantially the same terms as the Warrants.

The Notes and the Warrants were offered and sold to “accredited investors” (as defined in section 501(a) of Regulation D) pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder.  The shares to be issued upon conversion of the Notes or upon exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

The foregoing descriptions of the forms of the Note Purchase Agreements, Two Month Notes, Nine Month Notes and Warrants do not purport to be complete and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibits 10.1, 4.1 and 4.2 respectively, and incorporated herein by this reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Form of Convertible Promissory Note.

4.2	Form of Common Stock Purchase Warrant.

10.1	Form of Note Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2010	Advaxis, Inc.

	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Form of Convertible Promissory Note.

4.2	Form of Common Stock Purchase Warrant.

10.1	Form of Note Purchase Agreement.

Exhibit 4.1

NEITHER, THE ISSUANCE AND SALE OF THE SECURITIES, REPRESENTED BY THIS CERTIFICATE, NOR, THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM GENERALLY ACCEPTABLE TO THE COMPANY’S LEGAL COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”).  PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), THOMAS A. MOORE, A REPRESENTATIVE OF THE BORROWER HEREOF WILL, BEGINNING TEN DAYS AFTER THE ISSUE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i).  THOMAS A. MOORE MAY BE REACHED AT TELEPHONE NUMBER (732) 545-1590.

Principal Amount:	$ _________

Purchase Price:	$ _________

Issue Date:	____________

Maturity Date:

CONVERTIBLE PROMISSORY NOTE
 - SERIES [ ], TRANCHE [ ] -

FOR VALUE RECEIVED, ADVAXIS, INC., a Delaware corporation (hereinafter called “Borrower”), hereby promises to pay to _________ (the “Holder”) or order, without demand, the aggregate principal amount of _________ ($_______) (the “Principal Amount”), payable on [     ] (the “Maturity Date”).

This Series [  ] Note (“Note”) is one of the Notes issued pursuant to the terms of a Note Purchase Agreement (the “Purchase Agreement”), by and between the Borrower and the Holder, dated as of the Issue Date, and shall be governed by the terms of such Purchase Agreement.  Unless otherwise separately defined herein, all capitalized terms used in Note shall have the same meaning as is set forth in the Purchase Agreement.  The following terms shall apply to Note:

ARTICLE I
GENERAL PROVISIONS
1.1 Payment Grace Period.  The Borrower shall have a FIFTEEN (15) day grace period to pay any monetary amounts due under Note.

1.2 Conversion Privileges.  The conversion privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until Note is paid in full regardless of the occurrence of an Event of Default but subject to Article II.  The Principal Amount of Note, or such portion thereof, shall not have previously been converted into common stock, $0.001 par value, of the Company (the “Common Stock”) in accordance with Article II hereof, if any, shall be payable in full on the Maturity Date.

1.3 Prepayment.  Note may be prepaid at anytime by the Borrower without penalty.

1.4 Borrower Has Senior Indebtedness Outstanding;  Borrower is Permitted to Issue Other Indebtedness; This Indebtedness is Subordinate to Senior Indebtedness.  The Borrower has outstanding, currently-secured indebtedness that is senior in right of payment with the indebtedness evidenced by this Note (the “Senior Indebtedness”) and the Borrower is permitted in the future to issue and create indebtedness and security interests of any kind, including without limitation, indebtedness that is senior to or pari passu with the Company's obligations under Note.  Any such future senior indebtedness shall be deemed to be part of the Senior Indebtedness as defined above.  The Holder expressly acknowledges that the indebtedness represented by Note is expressly subordinate to the Senior Indebtedness and that no payment hereunder shall be made to the Holder until the repayment in full or conversion of the Senior Indebtedness.

1.5 Interest.  There shall be no periodic payments of interest on this Note.

2

ARTICLE II
CONVERSION RIGHTS
The Holder shall have the right to convert the Principal Amount of this Note into shares of the Borrower’s Common Stock, $.001 par value per share (“Common Stock”) as set forth below.

2.1 Conversion into the Borrower’s Common Stock.

(a) Conversion.  The Holder shall have the option, but shall not be required, to convert all or a portion of the Note into that number of fully paid and non-assessable shares of Common Stock priced at $ .15.

(b) Mechanics of Conversion.  As a condition to effecting the conversion set forth in Sections 2.1(a) above, the Holder shall properly complete and deliver to the Company a Notice of Conversion, a form of which is annexed hereto as Exhibit A (the “Notice of Conversion”), which notice must be received by the Company at least one (1) business day prior to the Maturity Date.  Upon timely delivery to the Borrower of the Notice of Conversion, the Borrower shall issue and deliver to the Holder within three (3) business days after the Maturity Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance herewith.

(c) Adjustment.  The number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A. Merger, Sale of Assets, etc.  If the Borrower, at any time, shall consolidate with, merge into or sell or convey all or substantially all its assets to any other corporation, Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance.  The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

3

B. Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

(d) Notice of Adjustment.  Upon the occurrence of an event specified in Section 2.1(c), the Borrower shall promptly mail to the Holder a notice setting forth the adjustment and setting forth a statement of the facts requiring such adjustment.

(e) Reservation of Shares.  At such time when necessary, Borrower:

A. will reserve from its authorized and unissued Common Stock a sufficient amount of Common Stock to permit the full conversion of Note;

B. represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable

C. agrees that its issuance of Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of Note.

2.2 Method of Conversion.  Note may be converted by the Holder, in whole or in part, as described in Section 2.1(a) hereof and the Purchase Agreement.  Upon partial conversion of Note, a new Note containing the same date and provisions of Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of Note and interest which shall not have been converted or paid.

4

2.3 Limitations on Conversion.  Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Holder hereof, and the Company shall not effect any conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) business days confirm orally to the Holder and, if requested, in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note or securities issued pursuant to the Purchase Agreement.  By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of Notes (as defined in the Purchase Agreement).

5

ARTICLE III
EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, all of which hereby are expressly waived, except as set forth below:

3.1 Failure to Pay.  The Borrower fails to pay the Principal Amount or other sum due under Note when due (subject to Section 1.1 above).

3.2 Breach of Covenant.  The Borrower breaches any material covenant of the Purchase Agreement or Note in any material respect and such breach, if subject to cure, continues for a period of FIFTEEN (15) business days after written notice to the Borrower from the Holder.

3.3 Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made herein, in the Purchase Agreement or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

3.4 Receiver or Trustee.  The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.5 Judgments.  Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $1,000,000 and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

6

3.6 Bankruptcy.  Bankruptcy, reorganization, insolvency proceeding, liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against them are not dismissed within FORTY-FIVE (45) days of initiation.

3.7 Non-Payment.  A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $1,000,000 for more than TWENTY (20) business days after notice to the Borrower from the Holder, unless the Borrower is contesting the validity of such obligation in good faith and has segregated cash funds equal to not less than one-half of the contested amount.

3.8 Failure to Deliver Common Stock or Replacement Note

.  Borrower’s failure to deliver Common Stock to the Holder pursuant to and in the form required by Note within FIVE (5) business days after the applicable conversion date.

3.9 Reservation Default.  Failure by the Borrower to have reserved for issuance upon conversion of this Note the amount of Common Stock as set forth in this Note for more than NINETY (90) days after notice to the Borrower from the Holder.

ARTICLE IV
UNSECURED NOTE

4.1 Unsecured Note.  Note is an unsecured obligation of the Borrower.

ARTICLE V
MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver.  No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

7

5.2 Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and shall be either faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement or at such other address or facsimile number as a party shall furnished to the other party in writing.  All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and/or (d) when faxed, upon confirmation of receipt.

5.3 Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4 Assignability.  Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

5.5 Cost of Collection.  If default is made in the payment of Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

5.6 Governing Law.  Note shall be governed by and construed in accordance with the laws of the State of New York, including, but not limited to, New York statutes of limitations.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York.  Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law.  Any such provision, which may prove invalid or unenforceable under any law, shall not affect the validity or unenforceability of any other provision of Note.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, or to enforce a judgment or other decision in favor of the Holder.  Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of Note, whether or not such other document or agreement was delivered together herewith or was executed apart from Note.

8

5.7 Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.8 Construction.  Each party acknowledges that its legal counsel participated in the preparation of Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of Note to favor any party against the other.

5.9 Shareholder Status.  The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of Note.  However, the Holder will have the rights of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

5.10 Non-Business Days.  Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

9

[SIGNATURES ON THE FOLLOWING PAGE]

10

IN WITNESS WHEREOF, Borrower has caused Note to be signed in its name by an authorized officer as of the [      ] day of [_____ 2010].

ADVAXIS, INC.

____________________________________
Thomas A. Moore
Chairman/ CEO

WITNESS:

______________________________________

11

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by ADVAXIS, INC. on [_____________, 2010] into shares of common stock of ADVAXIS, INC. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion: _____________________________________________________________

Conversion Price: _______________________________________________________________

Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock: ___________________________________________

Shares to Be Delivered: _________________________________________________________

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Note submitting this Conversion Notice that, after giving effect to the conversion provided for in this Conversion Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such person's affiliates) of a number of shares Common Stock which exceeds the Maximum Percentage (as defined in the Note) of the total outstanding shares Common Stock of the Company as determined pursuant to the provisions of Section 2.3 of the Note.

Signature:    _____________________________________________________________________

Print Name:  ___________________________

Address:      ___________________________

              ___________________________

12

Exhibit 4.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Right to Purchase ______ shares of Common Stock of Advaxis, Inc. (subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No. ______________

Issue Date: ________ ___, _______

ADVAXIS, INC., a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received, _______ or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the fourth anniversary of the Issue Date (the “Expiration Date”), up to __________ fully paid and non-assessable shares of Common Stock at a per share purchase price of $0.17.  The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the “Exercise Price.”  The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein.  The Company may reduce the Exercise Price for some or all of the Warrants, temporarily or permanently.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Note Purchase Agreement (the “Purchase Agreement”), dated as of the Issue Date, entered into by the Company and the Holder.  This Warrant is one of a series of Warrant issued purchased to the terms of the Purchase Agreement.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)           The term “Company” shall include Advaxis, Inc. and any corporation, which shall succeed or assume the obligations of Advaxis, Inc. hereunder.

(b)           The term “Common Stock” means (a) the Company’s Common Stock, $0.001 par value per share, as authorized on the date of the Purchase Agreement and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c)           The term “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon the exercise of all options or securities convertible into Common Stock.

(d)           The term “Exempt Issuances” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any securities issued under the Purchase Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities,  (c) securities pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) shares of Common Stock with an aggregate value of no more than $150,000 issued to vendors of the Company.

(e)           The term “Other Securities” refers to any shares of capital stock other than Common Stock and other securities of the Company or any other person, corporate or otherwise, which the Holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

(f)           The term “Warrant Shares” shall mean the Common Stock issuable upon exercise of this Warrant.

1. Exercise of Warrant.

1.1. Number of Shares Issuable upon Exercise.  From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3 shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

2

1.2. Full Exercise.  This Warrant may be exercised in whole by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder and delivery of payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Exercise Price then in effect.  The original Warrant is not required to be surrendered to the Company until it has been fully exercised.

1.3. Partial Exercise.  This Warrant may be exercised in part (but not for a fractional share) by delivery of a Subscription Form in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Exercise Price then in effect.  On any such partial exercise, provided the Holder has surrendered the original Warrant, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised for the balance of.

1.4. Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a) If the Company’s Common Stock is listed on a national securities exchange, then the average of the closing or last sale prices, respectively, reported for the five trading days immediately preceding but not including the Determination Date;

(b) If the Company’s Common Stock is not listed on a national securities exchange but is quoted in the over-the-counter market or the “pink-sheets,” then the average of the closing bid prices reported for the five trading days immediately preceding but not including the Determination Date;

(c) Except as provided in clause (d) below and Section 3.1, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s certificate of incorporation (as amended and/or restated from time to time, the “Charter”), then all amounts to be payable per share to holders of the Common Stock pursuant to the Charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the Charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

3

1.5. Company Acknowledgment.  The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.6. Trustee for Warrant Holders.  In the event that a bank or trust company shall have been appointed as trustee for the Holder of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

1.7. Delivery of Stock Certificates, etc. on Exercise.  The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which delivery of a Subscription Form shall have occurred and payment made for such shares as aforesaid.  As soon as practicable after the exercise of this Warrant in whole or in part, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

2. Exercise.

(a) Payment upon exercise may be made at the option of the Holder either (i) in cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (b) below or (iii) by a combination of any of the foregoing methods, for the number of shares of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

(b) The Holder may employ the exercise at the $ .17 per share basis feature at any time.

4

For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended, it is intended, understood and acknowledged that the Warrant Shares issued in said for cash exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

3. Adjustment for Reorganization, Consolidation, Merger, etc.

3.1. Fundamental Transaction.  If, at any time while this Warrant is outstanding,

(A) the Company effects any merger or consolidation of the Company with or into another entity, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3.1 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  Notwithstanding anything to the contrary in this Warrant, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Company or any successor entity shall pay at the Holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the volume weighted average price of the Common Stock for the trading day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the trading day immediately following the public announcement of the applicable Fundamental Transaction.

5

3.2. Dissolution.  In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company (a “Trustee”) having its principal office in New York, NY, as trustee for the Holder of the Warrants.  Such property shall be delivered only upon payment of the Warrant exercise price.

3.3. Continuation of Terms.  Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4.  In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company’s securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

4. Reservation of Stock, etc.  Issuable on Exercise of Warrant; Financial Statements.  The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, sufficient shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.  This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company’s Common Stock.

6

5. Assignment; Exchange of Warrant.  Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered Holder hereof (a “Transferor”).  On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

6. Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

7. Limitations on Exercise.  Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock.  To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder) and of which such securities shall be exercisable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) business days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement.  By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of Warrants.

7

8. Warrant Agent.  The Company may, by written notice to the Holder of the Warrant, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock or Other Securities on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

9. Transfer on the Company’s Books.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

10. Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be as set forth in the Purchase Agreement or such other address as a party designates to the other party in writing.

11. Law Governing This Warrant.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non-conveniens.  The Company and Holder waive trial by jury.  In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law.  Any such provision, which may prove invalid or unenforceable under any law, shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Warrant by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

8

[SIGNATURES ON THE FOLLOWING PAGE]

9

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

ADVAXIS, INC.

______________________________
Thomas A. Moore
Chairman/CEO

10

Exhibit A

FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)

TO:  ADVAXIS, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___	________ shares of the Common Stock covered by such Warrant; or

___	the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $______.  Such payment takes the form of (check applicable box or boxes):

___	$__________ in lawful money of the United States; and/or

___	the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock

___
the cancellation of such number of shares of Common Stock as is necessary to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the exercise procedure set forth herein.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ___________________ whose address is ______________________________

Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder of the Warrant submitting this Exercise Notice that, after giving effect to the exercise provided for in this Exercise Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such person's affiliates) of a number of shares Common Stock which exceeds the Maximum Percentage (as defined in the Warrant) of the total outstanding shares Common Stock of the Company as determined pursuant to the provisions of Section 7 of the Warrant.

11

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Dated: _______________________	__________________________________________

12

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of ADVAXIS, INC. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of ADVAXIS, INC. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: ______________, ___________ Signed in the presence of: ___________________________________ (Name) ACCEPTED AND AGREED: [TRANSFEREE] __________________________________ (Name)
_____________________________________
(Signature must conform to name of Holder
as specified on the face of the warrant)

_____________________________________
_____________________________________
(address)
_____________________________________
_____________________________________
(address)

Exhibit 10.1

NOTE PURCHASE AGREEMENT

- [SERIES B][SERIES C], TRANCHE 1 -

THIS NOTE PURCHASE AGREEMENT (the “Agreement”) is made as of the ____ day of November 2010 by and between Advaxis, Inc., a Delaware corporation (the “Company”), and _________ hereto (the “Investor”).

WHEREAS, the Investor is willing to lend the Company the amounts set forth on Schedule A hereto pursuant to the terms of this Agreement and a promissory note (a “Note”) convertible into shares of the Company’s common stock, $0.001 par value (the “Common Stock”), in accordance with the terms of the Note.

WHEREAS, the Investor wishes to purchase and the Company wishes to sell, upon the terms and condition stated in the Agreement, (i) a Note in the aggregate principal amount as is set forth opposite the Investors name on Schedule A hereto (the “Note”) and (ii) a warrant to acquire up to that aggregate number shares of Common Stock as is set forth opposite the Investor’s name on Schedule A hereto, in (the “Common Stock”), all as more particularly described in the form of Note attached hereto as Exhibit A and for warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”) (as exercised, collectively, (the “Warrant Shares”); and

WHEREAS, the parties have agreed that the obligation to repay the Note shall be an unsecured obligation of the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Purchase and Sale of Note and Warrants.  On the Closing Date (as hereinafter defined), subject to the terms and conditions of this Agreement, the Investor hereby agrees to purchase and the Company shall sell and issue (i) a Note in the principal amount set forth opposite the Investor’s name on Schedule A hereto and (ii) a Warrant to acquire that number of shares of Warrant Shares as is set forth opposite the Investor’s name on Schedule A hereto (the “Warrant Shares”).

2. Purchase Price. The purchase price for the Investor of the Note and the Warrants to be purchased by each the Investor at the Closing shall be the amount set forth opposite the Investor’s name on Schedule A hereto (the “Purchase Price”). The Note will be issued with an original issue discount of [ ]%.  The Investor shall pay $[ ] for each $1.00 of principal amount of Note and the related Warrants to be purchased at the Closing.  The Investor and the Company agree that the Note and the Warrants constitute an “investment unit” for purposes of Section 1273(c) (2) of the Internal Revenue Code of 1986, as amended (the “Code”).  At the Closing the Investor shall fund the Purchase Price by wire transfer of immediately available funds (to an account designated by the Company).

3. The Closing(s).  Subject to the conditions set forth below, the purchase and sale of the Note and the Warrants shall take place at the offices of Greenberg Traurig, LLP, The MetLife Building, 200 Park Avenue, New York, New York 10166, on the date hereof or at such other time and place as the Company and the Investor mutually agree (the “Closing” and the “Closing Date”).  At the Closing, the Company shall deliver to the Investor:  (i) the Investor’s original Note in the principal amount set forth opposite the Investor’s name on Schedule A; and (ii) a warrant certificate representing the Warrants issuable to the Investor in the amount set forth opposite the Investor’s name on Schedule A.  At the Closing, the Investor shall deliver to the Company an executed IRS Form W-9.

4. Closing Conditions.

4.1 Condition’s to Investor’s Obligations.  The obligation of the Investor to purchase and fund its Note at the Closing is subject to the fulfillment, to the Investor’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) Note, Warrant Certificates.  At the Closing, the Company shall have tendered to the Investor the appropriate Note and Warrants and other deliverables set forth herein.

(c) No Actions.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d) Proceedings and Documents.  All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

4.2 Condition’s to the Company’s Obligations.  The obligation of the Company to sell and issue a Note at the applicable Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing in question, of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Investor contained in this Agreement (other than Section 6.2 and 6.3) shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.  The representations of the Investor contained in Sections 6.2 and 6.3 shall be true and correct in all respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) Purchase Price.  At the Closing, the Investor shall have tendered to the Company the Purchase Price.

(c) Deliverables.  At the Closing, the Investor shall have tendered to the Company the appropriate deliverables set forth herein.

(d) No Actions.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(e) Proceedings and Documents.  All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

5. Representations and Warranties of the Company.  The Company hereby represents and warrants to Investor that:

5.1 Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

5.2 Capitalization and Voting Rights.  The authorized capital of the Company as of the date hereof consists of:

(a) Preferred Stock.  5,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of which ______ are presently issued and outstanding.

(b) Common Stock.  500,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of which ________ shares were issued and outstanding as of _________, 2010.

5.3 Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Warrant and the performance of all obligations of the Company hereunder and thereunder, and the authorization (or reservation for issuance), sale and issuance of the Note and the Warrants, and the Common Stock into which the Note and Warrants are convertible or exercisable (the “Underlying Securities” and together with the Note and the Warrants, the “Securities”), have been taken on or prior to the date hereof.

5.4 Valid Issuance of the Underlying Securities.  The Underlying Securities when issued and delivered in accordance with the terms of this Agreement, the Note and the Warrants, as applicable, for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

5.5 Offering.  Subject to the truth and accuracy of the Investor’s representations set forth in Section 5 of this Agreement, the offer and issuance of the Note and Warrants, together with the Underlying Securities, as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”) and the qualification or registration requirements of state securities laws or other applicable blue sky laws.  Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

5.6 Public Reports.  The Company is current in its filing obligations under the Securities Act of 1934, as amended (the “1934 Act”), including without limitation as to its filings of Annual Reports on Form 10-K (or 10-KSB, as applicable) and Quarterly Reports on Form 10-Q (or 10-QSB, as applicable) (collectively, the “Public Reports”); provided, however, the Company’s Quarterly Report on Form 10-Q for the period ended July 31, 2010.  The Public Reports do not contain any untrue statement of a material fact or omit to state any fact necessary to make any statement therein not misleading.  The financial statements included within the Public Reports for the fiscal year ended October 31, 2008, for the fiscal year ended October 31, 2009 and for each quarterly period thereafter (the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnote required by generally accepted accounting principles.  The Financial Statements fairly present, in all material respects, the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments.

5.7 Compliance With Laws.  The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect on its business and the Company has not received written notice of any such violation.

5.8 Violations.  The consummation of the transactions contemplated by this Agreement and all other documents and instruments required to be delivered in connection herewith and therewith, including without limitation, the Note and Warrants, will not result in or constitute any of the following:  (a) a violation of any provision of the certificate of incorporation, bylaws or other governing documents of the Company; (b) a violation of any provisions of any applicable law or of any writ or decree of any court or governmental instrumentality; (c) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of a lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which the Company is a party or by which the Company or its property is bound; (d) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of the Company; or (e) the creation or imposition of any lien, pledge, option, security agreement, equity, claim, charge, encumbrance or other restriction or limitation on the capital stock or on any of the properties or assets of the Company.

5.9 Consents; Waivers.  No consent, waiver, approval or authority of any nature, or other formal action, by any person, firm or corporation, or any agency, bureau or department of any government or any subdivision thereof, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

5.10 Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to the this Agreement, the Note, the Warrant and the other documents entered into in connection herewith (collectively, the “Transaction Documents”) and the transactions contemplated hereby and thereby and that no Investor is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities.  The Company further represents to each Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

5.11 Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Securities and Exchange Commission thereunder that are effective as of the date hereof.

5.12 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s officers or directors in their capacities as such.

6. Representations and Warranties of the Investor.  The Investor hereby represents, warrants and covenants that:

6.1 Authorization.  The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

6.2 No Public Sale or Distribution. The Investor is (i) acquiring the Note and the Warrants and (ii) upon conversion of the Note and exercise of the Warrants (as defined in the Warrants) will acquire the Underlying Securities for its own account, not as a nominee or agent, and not with a view towards, or for resale in connection with, the public sale or distribution of any part thereof, except pursuant to sales registered or exempted under the 1933 Act.  The Investor is acquiring the Securities hereunder in the ordinary course of its business.  The Investor does not presently have any contract, agreement, undertaking, arrangement or understanding, directly or indirectly, with any individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof (a “Person”) to sell, transfer, pledge, assign or otherwise distribute any of the Securities.

6.3 Accredited Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

6.4 Reliance on Exemptions.  The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

6.5 Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Securities and the transactions contemplated by this Agreement.

6.6 No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

6.7 Transfer or Resale. The Investor understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities or “blue sky” laws, the Securities constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the 1933 Act, and the Securities may not be offered for sale, sold, transferred, assigned, pledged or otherwise distributed unless (A) subsequently registered thereunder, (B) the Investor shall have delivered to the Company an opinion of counsel, in a form generally acceptable to the Company’s legal counsel, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Investor provides the Company and its legal counsel with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

6.8 Legends. The Investor understands that the certificates or other instruments representing the Note and the Warrants and, the stock certificates representing the Underlying Securities, except as set forth below, shall bear any legends as required by applicable state securities or “blue sky” laws in addition to a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM GENERALLY ACCEPTABLE TO THE COMPANY’S LEGAL COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

The Company shall use its reasonable best efforts to cause its transfer agent to remove the legend set forth above and to issue a certificate without such legend to the holder of the Securities upon which it is stamped, or to issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company, unless otherwise required by state securities or “blue sky” laws, at such time as (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form generally acceptable to the Company’s legal counsel, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company and its legal counsel with reasonable assurance in writing that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

6.9 Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and each Transaction Document to which the Investor is a party and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

6.10 Residency. The Investor is a resident of that jurisdiction specified below its address on Schedule A.

6.11 Company Has Senior Indebtedness Outstanding and is Permitted to Issue Other Indebtedness. The Investor acknowledges that the Company has outstanding currently secured indebtedness that is senior in right of payment with the indebtedness evidenced by the Note and the Company is permitted in the future to issue and create indebtedness and security interests of any kind, including without limitation, indebtedness that is senior to or pari passu with the Company's obligations under the Note.  The Investor expressly acknowledges that its Note is subordinated to the existing and future indebtedness of the Company.

7. Use of Proceeds; Repayment of Deferred Compensation to Moore or Moore Note.  The Investor acknowledges that the Company will use the proceeds received from the purchase of the Note and Warrant for, among other things, (i) costs and expenses relating to the Company’s Phase II Clinical Studies in cervical cancer and CIN, (ii) costs and expenses relating to the sale of the Note and Warrants (iii) costs and expenses relating to obtaining one or more follow-on financings, including without limitation payment of commitment fees and other fees and expenses associated therewith; (iv) general working capital purposes and (v) repayments of amounts owed to Thomas A. Moore as noted herein.  The Investor acknowledges that the Company owes Thomas Moore approximately FIVE HUNDRED THIRTY EIGHT, SEVEN HUNDRED NINETY-ONE THOUSAND DOLLARS ($538,791.00) and pursuant to a promissory note and that the Company may use the proceeds from the purchase of the Note and Warrants or other available Company funds for payments to Thomas A. Moore for repayments of the other amounts owed to him; evidenced in Advaxis’ Fiscal Third Quarter dated July 31, 2010.

8. Rule 144 Availability.  At all times during the period commencing on the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities can be sold without the requirement to be in compliance with Rule 144(c) (1) and otherwise without restriction or limitation pursuant to Rule 144, the Company shall use its commercially reasonable efforts to ensure the availability of Rule 144 to the Investor with regard to the Underlying Securities, including compliance with Rule 144(c) (1).

9. Indemnification.

9.1 Indemnification by the Company.  The Company agrees to indemnify, hold harmless, reimburse and defend the Investor, and its officers, directors, agents, affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Investor or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement or in any exhibits or schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Investor relating hereto.  Notwithstanding anything herein to the contrary, in no event shall the Company be liable to the Investor (in the aggregate) for more than the Purchase Price paid by the Investor.

9.2 Indemnification by the Investor.  Each Investor, severally but not jointly, agrees to indemnify, hold harmless, reimburse and defend the Company, each other Investor, and any of their officers, directors, agents, affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Investor or any such person which results, arises out of or is based upon (i) any material misrepresentation by the Investor or breach of any representation or warranty by the Investor in this Agreement or in any exhibits or schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Investor hereunder, or any other agreement entered into by the Company and the Investor relating hereto.

10. Miscellaneous

10.1 Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10.3 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.4 Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to (a) in the case of the Company to Advaxis, Inc., Technology Centre of New Jersey, 675 US Route One, South, North Brunswick, N.J. 08902, Attention: Conrad Mir, Executive Director, with a copy (which shall not constitute notice) to Greenberg Traurig, LLP, The MetLife Building, 200 Park Avenue, New York, NY 10166, Attention: Robert H. Cohen, Esq.; Fax#: (212) 801-6400 or (b) in the case of the Investor, to the address as set forth on the signature page or exhibit pages hereof or, in either case, at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

10.5 Finder’s Fees.  Except for fees payable by the Company to persons designated by the Company, each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.  Each Investor, severally and not jointly, shall indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, partners, employees or representatives is responsible.  The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

10.6 Amendments and Waivers

.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon Investor, each future holder of the Securities and the Company, provided that no such amendment shall be binding on a holder that does not consent thereto to the extent such amendment treats such party differently than any party that does consent thereto.

10.7 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.8 Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

10.9 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.10 Interpretation.  Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

ADVAXIS, INC.

_______________________________________________
Thomas A. Moore
Chairman/ CEO

INVESTOR:

__________

________________________________________________

Address for Notices:
________________________________________________
________________________________________________
________________________________________________

Email:

FAX:                      ( ____ ) _____ - ________

SS#:  ____________ - _______ - ______________

Schedule A

Investor

Name and Address of Purchaser	Aggregate Purchase Price	Principal Face Amount of Note	Number of Warrant Shares
__________	$_______	$_______	_______

EXHIBIT A

Form of Convertible Promissory Note

EXHIBIT B

Form of Warrant

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2010

ADVAXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

00028489	02-0563870
(Commission File Number)	(IRS Employer Identification Number)

Technology Centre of New Jersey
675 Rt. 1, Suite B113
North Brunswick, N.J. 08902
(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 545-1590

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On November 15, 2010, Advaxis, Inc. (the “Company”) issued and sold 61 shares of non-convertible, redeemable Series B preferred stock (“Series B Preferred Stock”) to Optimus Life Sciences Capital Partners LLC (the “Investor”) pursuant to the terms of a Preferred Stock Purchase Agreement between the Company and the Investor dated July 19, 2010 (the “Purchase Agreement”).  The aggregate purchase price for the shares of Series B Preferred Stock was $610,000.  Under the terms of the Purchase Agreement, the Investor remains obligated, from time to time until July 19, 2013, to purchase up to an additional 400 shares of Series B Preferred Stock at a purchase price of $10,000 per share upon notice from the Company to the Investor, and subject to the satisfaction of certain conditions, as set forth in the Purchase Agreement.

The Series B Preferred Stock was offered and sold in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 8.01 Other Events.

In connection with the issuance by the Company of the Series B Preferred Stock described above, an affiliate of the Investor exercised a warrant to purchase 5,312,903 shares of the Company’s common stock, $0.001 par value (the “Common Stock”) at an exercise price of $0.155 per share.  As permitted by the terms of such warrant, the aggregate exercise price of $823,500 received by the Company is payable pursuant to a four-year full recourse promissory note bearing interest at the rate of 2% per year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2010	Advaxis, Inc.

	By:	/S/ Mark J. Rosenblum
Mark J. Rosenblum
Chief Financial Officer and Secretary